UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2011

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) On July 25, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the McClatchy Company (the “Company”) amended and restated the McClatchy Company Benefit Restoration Plan (the “Benefit Restoration Plan”) and the McClatchy Company Bonus Recognition Plan (the “Bonus Recognition Plan” and together with the Benefit Restoration Plan, the “Plans”), effective immediately. Benefits under the Plans are earned in years in which the Company (i) makes a matching contribution to employees under the 401(k) plan or (ii) makes a profit sharing supplemental contribution to employees under the 401(k) plan (which would occur only if the Company’s operating cash flow grows). Prior to the amendments, the Plans provided that any benefits received by participants were accrued with interest and would be distributed in three equal installments commencing in January of the calendar year following their employment termination date or, if later, as of the first day of the seventh month following their employment termination date. The Plans are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2011 (the “2011 Proxy Statement”). The amendments to the Plans allow for the payment of eligible benefits that are credited to the Plans for the 2011 calendar year or later to be distributed to vested employees following the close of each year in which benefits are earned without interest (the “Amendments”).

With respect to those amounts previously credited under the Plans (which amounts were disclosed in the 2011 Proxy Statement), the termination of the deferred compensation feature under the Amendments will result in distributions of payments to the following named executive officers in the amounts indicated below as soon as reasonably practicable after July 25, 2012. Due to Mr. Whittaker’s retirement on May 27, 2011 prior to the adoption of the Amendments, a third of his total amount will be distributed to him in January 2012 pursuant to the Plans, with the remainder being distributed to him as soon as reasonably practicable after July 25, 2012 pursuant to the Amendments.

Name	Benefit Restoration Plan Amount	Bonus Recognition Plan Amount	Total Amount
Gary B. Pruitt	$28,333.62	$74,000.00	$102,333.62
Patrick J. Talamantes	$6,414.81	$4,500.00	$10,914.81
Robert J. Weil	$9,167.77	$5,550.00	$14,717.77
Frank R.J. Whittaker	$12,223.69	$8,600.00	$20,823.69
Karole Morgan-Prager	$3,661.85	$4,800.00	$8,461.85

The foregoing summary of the terms of the Plans as amended is not intended to be complete and is qualified in its entirety by reference to the full texts of the Plans as amended, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Amended and Restated McClatchy Company Benefit Restoration Plan

Exhibit 10.2	Amended and Restated McClatchy Company Bonus Recognition Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 29, 2011	The McClatchy Company

/s/ : Karole Morgan-Prager
	By:	Karole Morgan-Prager
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amended and Restated McClatchy Company Benefit Restoration Plan

Exhibit 10.2	Amended and Restated McClatchy Company Bonus Recognition Plan